As filed with the Securities and Exchange Commission on September 27, 2012

Registration No. 333-168413

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to the

FORM S-1

REGISTRATION UNDER THE SECURITIES ACT OF 1933

ON-AIR IMPACT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

8742
(Primary Standard Industrial Classification Code Number)

27-2692640
(I.R.S. Employer Identification Number)

130 Maple Avenue, Suite 6D, Red Bank, NJ07701 (732)-530-7300
(Principal Executive Office and Telephone Number)

With a copy to:

Philip Magri, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Direct Dial: (954) 303-8027
T: (732) 530-9007
F: (732) 530-9008
philmagri@sourlislaw.com

www.SourlisLaw.com
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

EXPLANATORY NOTE

On July 30, 2010, On-Air Impact, Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1(File No: 333-168413) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pertaining to the Company’s initial public offering (the “Offering”) of 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), registered under the Securities Act of 1933, as amended (the “Securities Act”), at a purchase price of $0.10 per share. The Commission declared the Registration Statement, as amended, effective under the Securities Act on February 17, 2011. The Offering was conducted on a “best efforts” basis by the Company’s officers and directors.

On June 22, 2011, the Company closed on the sale of 137,500 shares of Common Stock pursuant to the Registration Statement and subsequently terminated the Offering effective June 23, 2011. The Company received $13,750 in gross proceeds from the Offering.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the 1,862,500 shares of Common Stock of the Company which were registered under the Securities Act pursuant to the Registration Statement but were not sold in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Red Bank, State of New Jersey, on September 27, 2012.

ON-AIR IMPACT, INC.

By:	/s/ DOROTHY WHITEHOUSE
Dorothy Whitehouse Chief Executive Officer and Chairman (Principal Executive Officer, Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOROTHY WHITEHOUSE		September 27, 2012
Dorothy Whitehouse	Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ EDWARD WHITEHOUSE		September 27, 2012
Edward Whitehouse	Secretary, Treasurer and Director